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                                                           Exhibit 8 (Ex. 99.C2)






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of our report dated January 27, 2000 relating to the Statement of Net Assets of The PaineWebber Pathfinders Trust, Treasury and Growth Stock, Series 25 including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.







ERNST & YOUNG, LLP




January 27, 2000
New York, New York